EXHIBIT 10.4
June 5, 2006
AMENDMENT
Employment Agreement of James T. Ryaby
     This Amendment is to the Employment Agreement between James T. Ryaby, Ph.D. and OrthoLogic Corp., dated June 1, 2001. Effective June 5, 2006 the base salary of James T. Ryaby, Ph.D. is increased to $270,000 per year.

/s/ John M. Holliman, III

John M. Holliman, III
Executive Chairman

/s/ James T. Ryaby, Ph.D.

James T. Ryaby, Ph.D.
Sr. VP, Chief Scientific Officer